SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities and Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☒ PreliminaryProxy Statement	☐ Confidential, For Use of the Commission Only(as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ SolicitingMaterial Under Rule 14a-11(c) or Rule 14a-12

THE CHINA FUND, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box:)

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transactions applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rules 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

THE CHINA FUND, INC.

c/o State Street Bank and Trust Company

225 Franklin Street

Boston, Massachusetts 02110

January 12, 2004

Dear Stockholders:

The Annual Meeting of Stockholders of The China Fund, Inc. (the “Fund”) will be held at 10:00 A.M. on Thursday, February 26, 2004, at the Chesterfield Hotel, 363 Cocoanut Row, Library Room, Palm Beach, Florida 33480. A Notice and Proxy Statement regarding the meeting, proxy card for your vote at the meeting, and postage prepaid envelope in which to return your proxy are enclosed.

The matters on which you, as a stockholder of the Fund, are being asked to vote are the election of two Fund directors and a proposed Investment Advisory and Management Agreement between Martin Currie Inc. and the Fund. Stockholders present at the Annual Meeting will hear a report on the Fund and will have an opportunity to discuss matters of interest to them. The Board of Directors recommends that you elect to the Board the nominees who are standing for election and approve the proposed Investment Advisory and Management Agreement with Martin Currie Inc.

Respectfully,

/S/    MARY MORAN ZEVEN

MARY MORAN ZEVEN

Secretary

STOCKHOLDERS ARE STRONGLY URGED TO SIGN AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE TO ENSURE A QUORUM AT THE MEETING.

THE CHINA FUND, INC.

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

February 26, 2004

To the Stockholders of

The China Fund, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The China Fund, Inc. (the “Fund”) will be held at the Chesterfield Hotel, 363 Cocoanut Row, Library Room, Palm Beach, Florida 33480, on Thursday, February 26, 2004, at 10:00 A.M., local time, for the following purposes:

1.	To elect one Class I director to serve for a term expiring on the date on which the annual meeting of stockholders is held in 2006 and to elect one Class II director to serve for a term expiring on the date on which the annual meeting of stockholders is held in 2007.

2.	To approve or reject a revised Investment Advisory and Management Agreement between the Fund and Martin Currie Inc.

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on January 2, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournments thereof.

You are cordially invited to attend the meeting. Stockholders who do not expect to attend the meeting in person are requested to complete, date and sign the enclosed form of proxy and return it promptly in the envelope provided for that purpose. You may nevertheless vote in person at the meeting if you choose to attend. The enclosed proxy is being solicited by the Board of Directors of the Fund.

By order of the Board of Directors,

/S/    MARY MORAN ZEVEN

MARY MORAN ZEVEN

Secretary

January 12, 2004

1

THE CHINA FUND, INC.

c/o State Street Bank and Trust Company

225 Franklin Street

Boston, Massachusetts 02110

PROXY STATEMENT

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of THE CHINA FUND, INC. (the “Fund”) for use at the Annual Meeting of Stockholders, to be held at the Chesterfield Hotel, 363 Cocoanut Row, Library Room, Palm Beach, Florida 33480, on Thursday, February 26, 2004, at 10:00 A.M., local time, and at any adjournments thereof.

This Proxy Statement and the form of proxy are being mailed to stockholders on or about January 12, 2004. Any stockholder giving a proxy has the power to revoke it by mail (addressed to the Secretary, The China Fund, Inc., c/o State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110), or in person at the meeting, by executing a superseding proxy or by submitting a notice of revocation to the Fund. All properly executed proxies received in time for the meeting will be voted as specified in the proxy or, if no specification is made, for the proposal referred to in this Proxy Statement. Abstentions are included in the determination of the number of shares present and voting at the meeting.

The Board of Directors has fixed the close of business on January 2, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournments thereof. Stockholders on the record date will be entitled to one vote for each share held, with no shares having cumulative voting rights. As of the record date, the Fund had outstanding 10,073,173 shares of common stock.

Management of the Fund knows of no item of business other than those mentioned in Items 1 and 2 of the Notice of Meeting that will be presented for consideration at the meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

The Fund will furnish, without charge, a copy of its annual report for its fiscal year ended October 31, 2003 to any stockholder requesting such report. Requests for the annual report should be made by writing to The China Fund, Inc., c/o the Altman Group, Inc., 1275 Valley Brook Ave., Lyndhurst, NJ 07071, attention: Warren Antler, by email at wantler@altmangroup.com, or by calling (800) 249-7105.

PROPOSAL 1.—ELECTION OF DIRECTORS

The Fund’s By-Laws provide that the Board shall be divided into three classes: Class I, Class II and Class III. The terms of office of the present directors in each class expire at the Annual Meeting in the year indicated or thereafter in each case when their respective successors are elected: Class I, 2006; Class II, 2007; and Class III, 2005. At each subsequent annual election, directors that are chosen to succeed those whose terms are expiring will be identified as being in the same class and will be elected for a three-year term. The effect of these staggered terms is to limit the ability of other entities or persons to acquire control of the Fund by delaying the replacement of a majority of the Board of Directors.

The terms of Mr. Joe O. Rogers and Mr. Michael F. Holland will expire at the 2004 Annual Meeting of Stockholders. In 2003, the Board of Directors had re-designated Mr. Rogers as a Class I director to ensure a balanced distribution of directors among the Classes, with the understanding that his term would expire early at the 2004 Annual Meeting of Stockholders. In addition, due to the retirement policy adopted by the Fund’s Board of Directors on June 8, 2000, Mr. Burton Levin is not permitted to be nominated for re-election, having attained the age of 70. Persons named in the accompanying form of proxy intend in the absence of contrary instructions to vote all proxies for the election of Messrs. Joe O. Rogers and Michael F. Holland to serve for terms expiring on the date on which the Annual Meeting of Stockholders is held, with respect to Mr. Rogers, in 2006, and with respect to Mr. Holland, in 2007, or until his successor is elected and qualified. These two nominees have indicated that they will serve if elected. If any of these nominees should be unable to serve, an event not now anticipated, the proxies shall be voted for such person, if any, as shall be designated by the Board of Directors to replace the nominee. The election of a director will require the affirmative vote of a plurality of the votes cast at the meeting. For this purpose, abstentions will have no effect on the outcome of the election.

Information Concerning Nominees and Members of the Board of Directors

The following table sets forth information concerning the nominees as directors of the Fund.

Name (Age) and Address of Director	Principal Occupation or Employment During Past Five Years and Directorships in Publicly Held Companies	Director Since	Dollar Range of Equity Securities in the Fund(1)	Aggregate Dollar Range of Equity Securities in All Funds Overseen or to be Overseen in Family of Investment Companies(1)
Nominees
Class I
Joe O. Rogers (55) 2247 Foxwood Drive Chapel Hill, NC 27514	Manager, The J-Squared Team LLC (2003-Present); The Rogers Team LLC, organizing member (July 2001-present); Executive Vice President of Business Development, PlanetPortal.com, Inc. (1999-May 2001); President, Rogers International, Inc. (1986-1998); Vice President of Business Development, Thomson Consulting (1998-1999); Director, The Taiwan Fund, Inc. (1986-present); U.S. Ambassador to the Asian Development Bank (1984-1986).	1992	$50,001-$100,000	$50,001-$100,000

Class II
Michael F. Holland (59) 375 Park Avenue New York, New York 10152	Chairman, Holland & Company L.L.C. (1995-present); Director, The Holland Balanced Fund, Inc. Trustee, State Street Master Funds and State Street Institutional Investment Trust (2000-present)	1992	$50,001-$100,000	$50,001-$100,000

(1) The	information as to beneficial ownership is based on statements furnished to the Fund by the nominee and other current directors. The dollar value of the shares is based upon the market price on December 1, 2003.

Name (Age) and Address of Director	Principal Occupation or Employment During Past Five Years and Directorships in Publicly Held Companies	Director Since	Dollar Range of Equity Securities in the Fund(1)	Aggregate Dollar Range of Equity Securities in All Funds Overseen or to be Overseen in Family of Investment Companies(1)
Other Current Directors
Class I
James J. Lightburn (60) 47, Avenue Georges Mandel Paris, France 75116	Attorney, member of Hughes Hubbard & Reed (1993-present).	1992	$10,001-$50,000	$10,001-$50,000

Class III
Alan Tremain (68) 380 South County Road Suite 200 Palm Beach, Florida 33480	Chairman of the Board of the Fund; Chairman, Hotels of Distinction Ventures, Inc. (1989-present); Chairman, Hotels of Distinction (International), Inc. (1974-present).	1992	$50,001-$100,000	$50,001-$100,000

Nigel S. Tulloch (57) 7, Circe Circle Dalkeith WA6009 Australia	Chief Executive, HSBC Asset Management Bahamas Limited (1986-1992); Director, The HSBC China Fund Limited.	1992	$50,001-$100,000	$50,001-$100,000

(1)	The information as to beneficial ownership is based on statements furnished to the Fund by the nominee and other current directors. The dollar value of the shares is based upon the market price on December 1, 2003.

The Fund’s Board of Directors has an Audit Committee which is responsible for reviewing financial and accounting matters. The Fund’s Audit Committee is comprised of directors who are not interested persons of the Fund, and its actions are governed by the Fund’s written Audit Committee Charter. All members of the Audit Committee are independent as independence is defined in the New York Stock Exchange, Inc.’s listing standards. The Audit Committee met four times during the fiscal year ended October 31, 2003.

The Fund’s Board has a Nominating Committee, comprised of the current members of the Audit Committee, which is responsible for nominating candidates to fill any vacancies on the Board. All of the members of the Nominating Committee are independent as independence is defined in the New York Stock Exchange, Inc.’s listing standards. Currently, the Nominating Committee does not consider nominees recommended by security holders but it may reconsider that position in light of recent developments in the law. The Nominating Committee has a charter which is available on the Fund’s website (www.chinafundinc.com). The Nominating Committee evaluates candidate’s qualifications for Board membership and their independence from the Fund’s managers and other principal service providers. The Nominating Committee does not have specific minimum qualifications that must be met by a Nominating Committee-recommended candidate and there is not a specific process for identifying such candidates. The Nominating Committee did not meet during the fiscal year ended October 31, 2003.

The Fund does not have a specified process for shareholders to send communications to the Board because shareholders are able to communicate directly with the Board at the Annual Meeting of Stockholders and the Fund’s reports to shareholders disclose contact information which may be used to direct communications to the Board.

The Fund does not have a policy regarding Board member’s attendance at the Annual Meeting of Stockholders. However, six Directors attended the March 6, 2003 Annual Meeting of Stockholders.

The Fund’s Board of Directors held four regular meetings and two special meetings during the fiscal year ended October 31, 2003. Each director attended at least seventy-five percent of the aggregate number of meetings of the Board and any committee on which he served.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) requires the Fund’s officers and directors, and persons who own more than ten percent of a registered class of the Fund’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange, Inc. The Fund believes that its officers and directors have complied with all applicable filing requirements for the fiscal year ended October 31, 2003, with the exception of one report of a transaction in shares of the Fund by Mr. Alan Tremain which was filed approximately one week late. Section 30(h) of the Investment Company Act of 1940, as amended (the “1940 Act”) extends the reporting requirements under Section 16(a) of the 1934 Act to the investment advisers of the Fund and the officers and directors of such investment advisers. The Fund believes that its investment advisers and the officers and directors of such investment advisers have complied with all applicable filing requirements for the fiscal year ended October 31, 2003.

Officers of the Fund

Mr. Gary L. French (age 52), President of the Fund since September 12, 2003, also serves as Senior Vice President of State Street Bank and Trust Company.

Ms. Ann M. Casey (age 37), Treasurer of the Fund since June 13, 2002, also serves as Vice President of State Street Bank and Trust Company.

Ms. Mary Moran Zeven (age 42), Secretary of the Fund since June 13, 2002, also serves as Senior Vice President and Senior Managing Counsel of State Street Bank and Trust Company.

Ms. Julie A. Tedesco (age 46), Assistant Secretary of the Fund since June 13, 2002, is also Vice President and Counsel of State Street Bank and Trust Company.

Fund Management and Administration

Martin Currie Inc. (“Martin Currie”) acts as investment manager for the portion of the Fund’s assets allocated for investment in listed securities pursuant to an Investment Advisory and Management Agreement between Martin Currie and the Fund (the “Existing Investment Advisory and Management Agreement”). The principal business address of Martin Currie is Saltire Court, 20 Castle Terrace, Edinburgh, Scotland EH1 2ES, United Kingdom.

Asian Direct Capital Management (“ADCM”) acts as direct investment manager for the portion of the Fund’s assets allocated for investment in direct investments pursuant to a direct investment management agreement between ADCM and the Fund. The principal business address of ADCM is 32/F, Exchange Square II, 8 Connaught Place, Hong Kong.

State Street Bank and Trust Company acts as Administrator to the Fund pursuant to an Administration Agreement between the Administrator and the Fund. The principal business address of the Administrator is 225 Franklin Street, Boston, Massachusetts 02110.

Independent Auditors of the Fund

The Board of Directors of the Fund, including a majority of the directors who are not “interested persons” of the Fund (as defined in the 1940 Act), selected KPMG LLP (“KPMG”) to act as independent auditors for the Fund for the fiscal year ending October 31, 2004. KPMG acted as the independent auditors for the fiscal year ended October 31, 2003. The Fund knows of no direct financial or material indirect financial interest of KPMG in the Fund. Representatives of KPMG are not expected to be present at the meeting, but they are expected to have the opportunity to make a statement and respond to appropriate questions.

Audit Fees.    For the fiscal year ended October 31, 2003, KPMG billed the Fund aggregate fees of US$48,500 for professional services rendered for the audit of the Fund’s annual financial statements and review of financial statements included in the Fund’s annual report to shareholders.

For the fiscal year ended October 31, 2002, KPMG billed the Fund aggregate fees of US$47,000 for professional services rendered for the audit of the Fund’s annual financial statements and review of financial statements included in the Fund’s annual report to shareholders.

Audit-Related Fees.    For the fiscal year ended October 31, 2003, KPMG did not bill the Fund any fees for assurances and related services that are reasonably related to the performance of the audit or review of the Fund’s financial statements and are not reported under the section Audit Fees above.

For the fiscal year ended October 31, 2002, KPMG did not bill the Fund any fees for assurances and related services that are reasonably related to the performance of the audit or review of the Fund’s financial statements and are not reported under the section Audit Fees above.

Tax Fees.    For the fiscal year ended October 31, 2003, KPMG billed the Fund aggregate fees of US$8,500 for professional services rendered for tax compliance, tax advice, and tax planning. The nature of the services comprising the Tax Fees was the review of the Fund’s income tax returns and tax distribution requirements.

For the fiscal year ended October 31, 2002, KPMG billed the Fund aggregate fees of US$8,000 for professional services rendered for tax compliance, tax advice, and tax planning. The nature of the services comprising the Tax Fees was the review of the Fund’s income tax returns and tax distribution requirements.

All Other Fees.    For the fiscal year ended October 31, 2003, KPMG did not bill the Fund any fees for products and services other than those disclosed above.

For the fiscal year ended October 31, 2002, KPMG did not bill the Fund any fees for products and services other than those disclosed above.

The Fund’s Audit Committee Charter requires that the Audit Committee pre-approve all audit and non-audit services to be provided to the Fund by the Fund’s independent accountants; provided, however, that the pre-approval requirement with respect to non-auditing services to the Fund may be waived consistent with the exceptions provided for in the 1934 Act. All of the audit and tax services described above for which KPMG billed the Fund fees for the fiscal years ended October 31, 2003 and October 31, 2002 were pre-approved by the Audit Committee. For the fiscal years ended October 31, 2003 and October 31, 2002, the Fund’s Audit Committee did not waive the pre-approval requirement of any non-audit services to be provided to the Fund by KPMG.

For the fiscal year ended October 31, 2003, the aggregate non-audit fees billed by KPMG for services rendered to the Fund were US$8,500. During the same period, the aggregate non-audit fees billed by KPMG for services rendered to State Street Bank and Trust Company, the parent company of the Fund’s direct investment manager, Asian Direct Capital Management, was US$440,000. The non-audit services provided to State Street Bank and Trust Company were not ongoing services and were not related directly to the operations and financial reporting of the Fund.

For the fiscal year ended October 31, 2002, the aggregate non-audit fees billed by KPMG for services rendered to the Fund were US$8,000. During the same period, the aggregate non-audit fees billed by KPMG for services rendered to State Street Bank and Trust Company, an affiliate of the Fund’s direct investment manager,

Asian Direct Capital Management, was US$50,000. The non-audit services provided to State Street Bank and Trust Company were not ongoing services and were not related directly to the operations and financial reporting of the Fund.

The Fund’s Audit Committee has determined that the provision of non-audit services by KPMG to State Street Bank and Trust is compatible with maintaining KPMG’s independence.

Audit Committee Report

The Audit Committee has reviewed and discussed the Fund’s audited financial statements for the fiscal year ended October 31, 2003 with management of the Fund and with KPMG, and has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Audit Committee has received written disclosures on auditor independence from KPMG required by the Securities and Exchange Commission and the American Institute of Certified Public Accountants and has discussed with KPMG its independence. Based on the Audit Committee review and discussions referred to in the two preceding sentences, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Fund for the fiscal year ended October 31, 2003 be included in its annual report to stockholders and the Fund’s annual report filed with the Securities and Exchange Commission. The current members of the Audit Committee are Messrs. Holland, Levin, Lightburn, Rogers, Tremain and Tulloch. The Fund’s Audit Committee Charter is attached to this Proxy Statement as Appendix A.

Transactions with and Remuneration of Officers and Directors

The aggregate remuneration for directors not affiliated with Martin Currie or ADCM was US$194,500 during the year ended October 31, 2003 and, for that period, the aggregate amount of expenses reimbursed by the Fund for directors’ attendance at directors’ meetings, including affiliated directors, was US$85,351. Each non-affiliated director currently receives fees, paid by the Fund, of US$2,000 for each directors’ meeting and committee meeting attended and an annual fee of either US$27,500 (for the Chairman of the Fund) or US$10,000 (for the other non-affiliated directors). Currently, no director is affiliated with either Martin Currie or ADCM.

The following table sets forth the aggregate compensation from the Fund paid to each director during the fiscal year ended October 31, 2003.

Name of Director	Aggregate Compensation From Fund(1)	Pension or Retirement Benefits Accrued As Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation From Fund and Fund Complex Paid To Directors
Kathleen Cuocolo(2)	$—	—	—	$—
Sir Alan Donald(3)	11,000	—	—	11,000
Michael F. Holland	28,000	—	—	28,000
Burton Levin	28,000	—	—	28,000
James J. Lightburn	26,000	—	—	26,000
Joe O. Rogers	28,000	—	—	28,000
Alan Tremain	45,500	—	—	45,500
Nigel S. Tulloch	28,000	—	—	28,000

(1)	Includes compensation paid to directors by the Fund. The Fund’s directors did not receive any pension or retirement benefits as compensation for their service as directors of the Fund.

(2)	Ms. Cuocolo, who was an “interested person” of the Fund because of her affiliation with State Street Bank and Trust Company, the parent company of ADCM, the Fund’s direct investment manager, did not receive any compensation from the Fund for her services as a director during the fiscal year ended October 31, 2003. Ms. Cuocolo resigned from her positions with the Fund following her retirement from State Street Bank and Trust Company.

(3)	Sir Alan Donald, who was a “non-interested person” of the Fund, was not nominated for re-election as a director of the Fund at the 2003 Annual Meeting of stockholders due to the retirement policy adopted by the Fund’s Board of Directors.

THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE NOMINEES FOR DIRECTOR.

PROPOSAL 2.—APPROVAL OR REJECTION OF AMENDED

INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT

Stockholders of the Fund are being asked to approve a revised Investment Advisory and Management Agreement (the “Amended Investment Advisory and Management Agreement”) with Martin Currie, which, if approved, would increase, at current net asset values, advisory fees payable by the Fund to Martin Currie, the Fund’s listed investment manager under an existing Investment Advisory and Management Agreement (the “Existing Investment Advisory and Management Agreement”), effective March 1, 2004. There are no other material changes in any other terms or conditions of the Existing Investment Advisory and Management Agreement. The Board of Directors has determined that the Amended Investment Advisory and Management Agreement is in the best interests of the Fund and its stockholders. If so approved, the Amended Investment Advisory and Management Agreement will go into effect as of March 1, 2004 for an initial two-year term and thereafter for successive annual periods as long as such continuance is approved in accordance with the 1940 Act. If the stockholders do not approve the Amended Investment Advisory and Management Agreement, then the Existing Investment Advisory and Management Agreement with the Martin Currie will continue in effect for successive annual periods as long as such continuance is approved in accordance with the 1940 Act and Martin Currie will be compensated at the current advisory fee.

The Board of Directors recommends that you vote in favor of the Amendment. The changes are explained in the discussion below and the reasons for the Board’s decision are given. A description of the Amended Investment Advisory and Management Agreement, including the services to be provided by Martin Currie, thereunder, is set forth below. The description is qualified in its entirety by reference to the form of the Amended Investment Advisory and Management Agreement attached to this Proxy Statement as Appendix B.

The Existing Investment Advisory and Management Agreement

The Existing Investment Advisory and Management Agreement was last approved by the stockholders of the Fund on June 15, 2001 and was last approved by the Board of Directors of the Fund, including a majority of the directors who are not “interested persons” (as defined in the 1940 Act) of any party thereto, at a meeting of the Board of Directors held on June 12, 2003.

Under the terms of the Existing Investment Advisory and Management Agreement, Martin Currie manages the portion of the Fund’s assets invested in listed investments (the “Listed Assets”), including furnishing advice and making recommendations regarding the purchase and sale of the Fund’s Listed Assets. Martin Currie, with respect to the Fund’s Listed Assets, places all orders for the purchase or sale of portfolio securities for the Fund with brokers or dealers it selects, and is authorized as agent of the Fund to give instructions to the custodians of the Fund’s Listed Assets as to deliveries of securities and payments of cash for the account of the Fund.

Under the terms of the Existing Investment Advisory and Management Agreement, Martin Currie is permitted to provide investment advisory services to other clients, including clients who may invest in China companies so long as the investment management services to the Fund are not impaired thereby. The Existing Investment Advisory and Management Agreement provides that Martin Currie is not liable for any act or omission, error of judgment or mistake of law, or for any loss suffered by the Fund in connection with matters to which the Existing Investment Advisory and Management Agreement relates, except for losses resulting from willful misfeasance, bad faith or gross negligence on the part of Martin Currie in the performance of its duties, or from reckless disregard by Martin Currie of its obligations and duties under the Existing Investment Advisory and Management Agreement.

For its service under the Existing Investment Advisory and Management Agreement, Martin Currie receives a fee, computed weekly and payable monthly, at the following annual rates: 1.00% of the first US$25,000,000 of the Fund’s average weekly net assets consisting of Listed Assets; 0.90% of the next US$25,000,000 of the Fund’s average weekly net assets consisting of Listed Assets; 0.70% of the next US$25,000,000 of the Fund’s average weekly net assets consisting of Listed Assets; and 0.50% of the Fund’s average weekly net assets for all Listed Assets in excess of US$75,000,000. For the fiscal year ended October 31, 2003, Martin Currie received a fee of US$1,535,917 from the Fund. For the fiscal year ended October 31, 2003, the Fund incurred commissions on the purchase and sale of securities of US$434,000.

Biography of portfolio manager:

Chris Ruffle

Mr. Ruffle joined Martin Currie Inc. in 1994 and is currently a director of Martin Currie. Mr. Ruffle, who is a Chinese and Taiwanese equity specialist, has over 13 years investment experience in Asia. Fluent in Mandarin and Japanese, Mr. Ruffle has worked in the Far East since 1983. He worked originally in Beijing and Shanghai and then in Australia for a metal trading company. He then moved to Warburg Securities in 1987 as an analyst in Tokyo, before establishing Warburg’s office in Taiwan (1990-1993). Mr. Ruffle also manages The Taiwan Opportunities Fund, Martin Currie China ‘A’ Share Fund Limited, Martin Currie GF—Greater China Fund, Martin Currie Absolute Return Fund Limited-China, and The China Fund, Inc.

Martin Currie manages two other funds which have a similar investment objective as the Fund, Martin Currie GF—Greater China Fund and Martin Currie Absolute Return Fund—China. Their fee arrangements are as follows:

Fund	Net Assets at September 30, 2003		Annual Compensation
Martin Currie GF—Greater China Fund *	US$	62.3 million	1.5% of fund’s net assets
Martin Currie Absolute Return Fund—China	US$	77.8 million	1.5% of fund’s net assets + 20% conditional performance fee

*	This fund was launched on September 19, 2003

The Amended Investment Advisory and Management Agreement

The terms of the Amended Investment Advisory and Management Agreement are substantially the same as the terms of the Existing Investment Advisory and Management Agreement, with the exception of the fees payable to Martin Currie, which are proposed to be restructured under the Amended Investment Advisory and management Agreement. Approval of the holders of a majority of the outstanding voting securities (within the meaning of the 1940 Act, as defined on page 12 below) of the Fund is required to approve the Amended Investment Advisory and Management Agreement.

Under the terms of the Amended Investment Advisory and Management Agreement, Martin Currie will continue to manage the Fund’s Listed Assets upon the same terms as the Existing Investment Advisory and Management Agreement, with the exception of the fees payable to Martin Currie thereunder and other non-material changes. Martin Currie, with respect to the Fund’s Listed Assets, will place all orders for the purchase or sale of portfolio securities for the Fund’s Listed Assets with brokers or dealers it selects, and will be authorized as agent of the Fund to give instructions to the custodians of the Fund’s Listed Assets as to deliveries of securities and payments of cash for the account of the Fund. Martin Currie will be responsible for the compensation and expenses of those of the Fund’s Directors who are directors, officers and employees of Martin Currie, except that the Fund will bear travel expenses or an appropriate fraction thereof of Directors and officers of the Fund to the extent such expenses related to attendance at meetings of the Board of Directors or any committee thereof.

Under the terms of the Amended Investment Advisory and Management Agreement, Martin Currie will be permitted to provide investment advisory services to other clients, including clients who may invest in listed investments in China companies so long as the investment management services to the Fund are not impaired thereby.

The Amended Investment Advisory and Management Agreement provides that Martin Currie will not be liable for any act or omission, error of judgment or mistake of law, or for any loss suffered by the Fund in connection with matters to which the Amended Investment Advisory and Management Agreement relates, except for losses resulting from willful misfeasance, bad faith or gross negligence on the part of Martin Currie in the performance of its duties, or from reckless disregard by Martin Currie of its obligations and duties under the Amended Investment Advisory and Management Agreement.

For its services under the Amended Investment Advisory and Management Agreement, Martin Currie will receive a fee, computed weekly and payable monthly, at the following annual rates: 0.70% of the first US$400,000,000 of the Fund’s average weekly net assets consisting of Listed Assets; and 0.50% of the Fund’s average weekly net assets for all Listed Assets of the Fund in excess of US$400,000,000.

The Amended Investment Advisory and Management Agreement may be terminated at any time, without payment of any penalty, by the Fund or by Martin Currie upon sixty days’ written notice or by vote of the stockholders of the Fund. The Amended Investment Advisory and Management Agreement will automatically terminate (i) in the event of its assignment, as defined in the 1940 Act; (ii) if Martin Currie ceases to be a member of the Financial Services Authority of the United Kingdom, the regulator for financial services institutions in the United Kingdom (the “FSA”); or (iii) upon FSA’s instructions. Based on the portion of the Fund’s net assets invested in Listed Assets, as of October 31, 2003, the Fund would have paid management fees to the Listed Investment Manager under the Amended Investment Advisory and Management Agreement at the annual rate of 0.70%, or US$1,335,074. While the Fund has allocated 25% of its assets for direct investments, at October 31, 2003, substantially less than 25% of its assets were invested in direct investments. If the full 25% amount allocated to direct investments in the future were to be invested in direct investments, the aggregate contractual management fee rate payable by the Fund to the Listed Investment Manager and the Direct Investment Manager would be at an annual rate no greater than 2.90%. This aggregate rate would consist of a rate of 0.70% under the Amended Investment Advisory and Management Agreement as applied to 75% of the Fund’s assets, and a rate of 2.20% under the Direct Investment Manager’s Investment Advisory and Management Agreement as applied to 25% of the Fund’s assets. See the table below for an illustration of actual and pro forma fees and expenses.

Fee Table and Pro Forma for the Fund as of October 31, 2003

The Board of Directors, including a majority of the “non-interested” Directors, approved the Amended Investment Advisory and Management Agreement on December 11, 2003. If the Amended Investment Advisory and Management Agreement is approved by the Fund’s stockholders, the Amended Investment Advisory and Management Agreement will effectively represent an increase to the fee payable to Martin Currie by the Fund, effective March 1, 2004, assuming the Fund’s asset levels remain the same or higher.

The table below provides information about the actual annual fees the Fund would have paid to Martin Currie Inc. based on the Fund’s assets invested in listed investments as of October 31, 2003 and, on a pro forma basis as of that date, assuming that the Amended Investment Advisory and Management Agreement had been in effect on such date:

Actual Advisory Fees	Pro Forma Advisory Fees	Difference
$1,535,917	$1,640,005	6.78%

The next table shows the actual operating expenses incurred by the Fund during the fiscal year ended on October 31, 2003 and the expenses that would have been incurred if the amended fee arrangements had been in place during such year, in each case expressed as a percentage of the Fund’s average weekly net assets.

	Actual	Pro Forma(1)
	%	%
Stockholder Transaction Expenses:
Sales Load (as a percentage of offering price)	None	None
Dividend Reinvestment and Cash Purchase Plan Fees	None	None
Annual Expenses (as a percentage of net assets):
Management and Advisory Fees
Fees paid by the Fund to the manager of the Fund’s direct investments	0.15%	0.15%
Fees paid by the Fund to the manager of the Fund’s listed assets	0.62%	0.68%
Total Management and Advisory Fees	0.77%	0.83%
Distribution and Stockholder Servicing Fees	None	None
Other Expenses	0.99%	0.99%

Total Fund Operating Expenses	1.76%	1.82%

(1)	Reflects the effect of the proposed advisory fee increase only.

The purpose of this table is to assist you in understanding the costs that the Fund will bear if the Amended Investment Advisory and Management Agreement is approved by the stockholders.

Example

The following table illustrates the expenses on a $1,000 investment in the Fund under the existing and amended fee arrangements using the data shown above, and assuming a five percent annual return:

Cumulative Expenses Paid for the Period of	1 Year	3 Years	5 Years	10 Years
Present Fee Arrangement	$180	$559	$962	$2,087
Amended Fee Arrangement(1)	$187	$577	$993	$2,152

(1)	Reflects the effect of the proposed advisory fee increase only.

The Example set forth above assumes the absence of a sales load, reinvestment of all dividends and distributions at net asset value and expense ratios of 1.76% and 1.82%, respectively. The tables above and the assumption in the Example of a 5% annual return are required by the Securities and Exchange Commission (the “Commission”) regulations applicable to all investment companies. The Example should not be considered a representation of past or future expenses or annual rates of return. Actual expenses or annual rates of return may be greater or less than those assumed for purposes of the Example.

In the event that stockholders of the Fund do not approve the Amended Investment Advisory and Management Agreement, the Existing Investment Advisory and Management Agreement with Martin Currie will continue in effect under the existing terms and conditions, including fees payable to Martin Currie thereunder.

The Adviser

Martin Currie is a company incorporated in New York in 1978 regulated in its conduct of its investment business by the Financial Services Authority of the United Kingdom (the “FSA”), a self-regulatory organization for financial institutions in the United Kingdom. Martin Currie is a wholly owned subsidiary of Martin Currie Ltd. (“MC Ltd.”). Martin Currie Investment Management Limited (“MCIM”), an affiliate of “Martin Currie” provides investment research and administration services to Martin Currie. The Martin Currie Group, as defined below, is a leading Scottish investment management company, privately owned, controlled and managed by its full time executives, founded in 1881. Martin Currie’s and MC Ltd.’s principal address is Saltire Court, 20 Castle Terrace, Edinburgh, Scotland EH1 2ES, United Kingdom. Investment management activities are run from the Edinburgh headquarters. However, in the case of the Fund, Chris Ruffle, who is the portfolio manager, is based in Shanghai and the China research team is based in Edinburgh and in Shanghai, China.

Martin Currie is a registered investment adviser under the U.S. Investment Advisers Act of 1940, as amended (the “Advisers Act”), and offers portfolio management services to taxable and nontaxable institutional investors investing in United States and international equity. Martin Currie is part of a group of companies owned by MC Ltd. which includes five other fully operating subsidiaries: Martin Currie, MCIM, Martin Currie Unit Funds Martin Currie Bermuda Limited and Martin Investor Services Limited (collectively, the “Martin Currie Group”). As of September 30, 2003, the Martin Currie Group had assets under management totaling approximately US$9.8 billion. Funds managed by the Martin Currie Group in the Asia Pacific region (excluding Japan) currently amount to approximately US$1 billion.

The Martin Currie Group has been investing in emerging markets since the 1930s and has been managing open-ended specialist country funds since the early 1990s. One of those funds which are managed by MCIM, The Taiwan Opportunities Fund, is led by Chris Ruffle. In addition, MCIM’s six year old research joint venture with China Securities gives Martin Currie an insight into the Chinese market which Martin Currie believes results in beneficial investment decisions for clients. Martin Currie has managers and analysts based in Edinburgh, Shanghai and Taipei focusing upon China and Taiwan. Led by Chris Ruffle, who is based in Shanghai, this team has a combined experience of approximately 40 years investing in the region and includes two former heads of research.

The following table sets forth the name and principal occupation of the principal executive officers and of each director of Martin Currie. The business address of each person listed below (except for Wilson Madden) is: Saltire Court, 20 Castle Terrace, Edinburgh, Scotland EH1 2ES, United Kingdom. The business address of Wilson Madden is 30 Broadway, Suite 2010, New York, NY 10006.

Name and Address	Position with Martin Currie Inc
Tim Hall	Director/Vice President
James Fairweather	Director/Vice President
Keith Falconer	Director/Vice President
Wilson Madden	Director/Vice President
Allan MacLeod	Director/Vice President
Mike Thomas	Director/Vice President
Willie Watt	President
Colin Winchester	Company Secretary

Board of Directors’ Considerations

In connection with their consideration of the proposed increase in advisory fees, the Directors received information from Martin Currie, which the Directors reviewed at meetings held on September 12, 2003 and December 11, 2003. At the meetings, the Directors were advised by counsel concerning their duties in considering the Amended Investment Advisory and Management Agreement and the various factors to be considered and standards to be applied. On December 11, 2003 the Directors, including the “non-interested” Directors, voted to approve the Amended Investment Advisory and Management Agreement with Martin Currie and submit the agreement to the Fund’s stockholders for approval.

The Board received information relating to the quality of services rendered by Martin Currie and the reasonableness of the proposed fee increase. The information presented included comparative performance and expense data of the Fund relative to single-country, Asian (excluding Japan), closed-end, U.S.-based funds (the “Peer Group”). The Board also received information on the increasing complexity of portfolio securities in which the Fund invests and on associated increases in costs borne by the Fund’s investment adviser. The Directors further reviewed profitability information provided by Martin Currie. The Directors noted that if the Fund’s assets were to fall below $150 million, the investment advisory fee payable to Martin Currie would be lower than the fee that would be paid under the Existing Investment Advisory and Management Agreement with Martin Currie.

In deciding to approve the Agreement, the Board did not identify any single factor as all-important or controlling. The following paragraph summarizes some of the more significant conclusions reached by the Board in connection with the proposed amendment.

The Board concluded (i) that the services provided by the Martin Currie are superior, as evidenced by the fact that the Fund was the best performing fund, on a net asset value total return basis, among a group of ten similar China-oriented funds for the one-year, three-year and five-year periods ending October 31, 2003, and that it would have been the best performing fund even if the proposed fee increase had been in effect during these periods; (ii) that the Fund’s total expense ratio was below the average for its Peer Group for the year ended October 31, 2003; (iii) that Martin Currie has made efforts to promote the Fund to investors, including meeting with institutional investors; (iv) that the Adviser is carrying an increasing cost burden in managing the Fund due to an increase in the complexity of portfolio securities and changes in market conditions; (v) that the current advisory fee is disproportionately low in light of fees paid to other advisers in the Peer Group and the superior performance of Martin Currie; and (vi) that the fee payable to Martin Currie under the Existing Investment Advisory and Management Agreement was negotiated at a relatively low rate because of Martin Currie’s lack of a relationship or track record with the Fund at the time the Fund entered into the Existing Investment Advisory and Management Agreement with Martin Currie.

Based on its conclusions, and with the assistance of counsel, the Board of Directors, including a majority of the “non-interested” Directors, determined that the proposed increase in advisory fees payable to Martin Currie by the Fund is fair and reasonable. Accordingly, the Board of Directors, including the “non-interested” Directors, voted to approve the Amended Investment Advisory and Management Agreement. The Board of Directors, including a majority of the “non-interested” Directors, recommends that stockholders vote “FOR’ the proposal to approve the Amended Investment Advisory and Management Agreement with Martin Currie.

Stockholder Approval

To become effective, the Amended Investment Advisory and Management Agreement must be approved by the “vote of a majority of the outstanding voting securities,” which is defined under the 1940 Act as the lesser of the vote of (i) 67% or more of the shares of the Fund entitled to vote thereon present at the Meeting if the holders of more than 50% of such outstanding shares of the Fund are present in person or represented by proxy; or (ii) more than 50% of the outstanding shares of the Fund entitled to vote thereon. The Board of Directors determined to submit the Agreement for consideration by the stockholders of the Fund. THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDED INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Set forth below is information with respect to persons who, to the knowledge of the management of the Fund, owned beneficially more than 5% of the Fund’s outstanding shares as of December 1, 2003. The information is based on publicly available Schedule 13D, 13G and 13F disclosures, that management is aware of, filed with the Securities and Exchange Commission.

Title or Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Lazard Freres & Co. LLC 30 Rockefeller Plaza New York, NY 10020	Has sole power to vote and dispose of 707,500 shares.	7.02%

MISCELLANEOUS

Proxies will be solicited by mail and may be solicited in person or by telephone or telegraph, by officers of the Fund or personnel of the Administrator. The Fund has retained the Altman Group to assist in the proxy solicitation. The cost of their services is estimated at US$25,000. The expenses connected with the solicitation of proxies including proxies solicited by the Fund’s officers or agents in person, by telephone or by telegraph will be borne by the Fund and, to the extent such expenses relate to proposal 2, by Martin Currie. The Fund will reimburse banks, brokers, and other persons holding the Fund’s shares registered in their names or in the names of their nominees for their expenses incurred in sending proxy material to and obtaining proxies from the beneficial owners of such shares.

In the event that sufficient votes in favor of the proposals set forth in the Notice of this meeting are not received by February 26, 2004, the persons named as attorneys in the enclosed proxy may propose one or more adjournments of the meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the shares present in person or by proxy at the session of the meeting to be adjourned. The persons named as proxies in the enclosed proxy will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the proposal for which further solicitation of proxies is to be made. They will vote against any such adjournment those proxies required to be voted against such proposal. The costs of any such additional solicitation and of any adjourned session will be borne by the Fund.

STOCKHOLDER PROPOSALS

In order to submit a stockholder proposal to be considered for inclusion in the Fund’s proxy statement for the Fund’s 2005 Annual Meeting of Stockholders, stockholder proposals must be received by the Fund (addressed to The China Fund, Inc., 225 Franklin Street, Boston, Massachusetts 02110) not later than September 15, 2004. Any stockholder who desires to bring a proposal at the Fund’s 2005 Annual Meeting of Stockholders without including such proposal in the Fund’s Proxy Statement, must deliver written notice thereof to the Secretary of the Fund (addressed to The China Fund, Inc., 225 Franklin Street, Boston, Massachusetts 02110), not before November 12, 2004 and not later than December 13, 2004.

By order of the Board of Directors,

/S/    MARY MORAN ZEVEN

MARY MORAN ZEVEN

Secretary

225 Franklin Street

Boston, Massachusetts

January 12, 2004

APPENDIX A

The China Fund, Inc.

(the “Fund”)

AMENDED AUDIT COMMITTEE CHARTER

I.    Composition of the Audit Committee

The Audit Committee shall be composed of at least three Directors:

(a)	each of whom shall not be an “interested person” of the Fund, as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended, or an “affiliated person” of the Fund, as described in Section 10A(m) of the Securities Exchange Act of 1934, as amended (the “1934 Act”);

(b)	each of whom shall not accept any consulting, advisory, or other compensatory fee from the Fund (other than fees for serving on the Board of Directors or any committee thereof) or have any other relationship to the Fund that may interfere with the exercise of such person’s independence from the Fund and Fund management;

(c)	each of whom shall otherwise satisfy the applicable independence requirements for any stock exchange or market quotation system on which Fund shares are listed or quoted;

(d)	each of whom shall be financially literate, as such qualification is interpreted by the Board of Directors in its business judgment, or shall become financially literate within a reasonable period of time after his or her appointment to the Audit Committee; and

(e)	at least one of whom shall have accounting or related financial management expertise as the Board of Directors interprets such qualification in its business judgment.

The Audit Committee shall determine whether at least one member of the Audit Committee is a “financial expert” as defined in rules promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Sarbanes-Oxley Act of 2002 and shall consider whether any member thereof serves on the audit committee of any other public companies.

II.    Purposes of the Audit Committee

The Audit Committee, in its capacity as a committee of the Board of Directors, is directly responsible for the appointment, compensation, and oversight of the Fund’s independent accountants, including the resolution of disagreements regarding financial reporting between Fund management and such independent accountants. The Audit Committee should report regularly to the Board of Directors with respect to the matters described in Section III of this Audit Committee Charter. The Fund’s independent accountants are required to report directly to the Audit Committee.

III.    Responsibilities and Duties of the Audit Committee

The policies and procedures of the Audit Committee shall remain flexible to facilitate its ability to react to changing conditions and to generally discharge its functions. The following listed responsibilities describe areas of attention in broad terms.

To carry out its purposes, the Audit Committee shall have the following responsibilities and duties:

(a)	upon submission of an application form by the Fund’s independent accountants to the Public Company Accounting Oversight Board, to request: (i) a copy of such application form; (ii) any material amendments to such application form; and (iii) the written findings of the Public Company Accounting Oversight Board in connection with that Board’s inspection of the Fund’s independent accountants;

(b)	to preapprove all auditing services to be provided to the Fund by the Fund’s independent accountants*;

(c)	to pre-approve all non-auditing services, including tax services, to be provided to the Fund by the Fund’s independent accountants; provided, however, that the preapproval requirement with respect to the provision of non-auditing services to the Fund by the Fund’s independent accountants may be waived by the Audit Committee under the circumstances described in the 1934 Act**;

(d)	to ensure that the Fund’s independent accountants submit on an annual basis to the Audit Committee a formal written statement describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issue; and delineating all relationships between such independent accountants and the Fund, consistent with Independence Standards Board Standard No. 1, to actively engage in a dialogue with the Fund’s independent accountants with respect to any disclosed relationships or services that may affect the objectivity and independence of such independent accountants, including relationships with or services provided to the Fund’s other service providers, and, if deemed appropriate by the Audit Committee, to recommend that the Board of Directors take appropriate action in response to the report of such independent accountants to satisfy itself of the independence of such independent accountants;

(e)	to receive and consider specific representations from the Fund’s independent accountants with respect to the independence of such accountants, audit partner rotation, and conflicts of interest described in Section 10A(l) of the 1934 Act, and to consider whether the provision of any non-audit services to the Fund by the Fund’s independent accountants as described in Section III(c) of this Audit Committee Charter is compatible with maintaining the independence of those accountants;

(f)	to review arrangements for annual and special audits and the scope of such audits with the Fund’s independent accountants;

(g)	to review and discuss the Fund’s audited financial statements with Fund management;

(h)	to discuss with the independent accountants those matters required by Statement of Accounting Standards Nos. 61 and 90 relating to the Fund’s financial statements, including, without limitation, any adjustment to such financial statements recommended by such independent accountants, or any other results of any audit;

(i)	to cause to be prepared and to review and submit any report, including any recommendation of the Audit Committee, required by SEC Rules to be included in the Fund’s annual proxy statement;

*	The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant such preapprovals; provided, however, that the Audit Committee shall not delegate preapproval of the audit required by the 1934 Act. The decisions of any member or members of the Audit Committee to whom such authority has been given shall be reported to the full Audit Committee at each of its scheduled meetings.

**	The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant such preapprovals. The decisions of any member or members of the Audit Committee to whom such authority has been given shall be reported to the full Audit Committee at each of its scheduled meetings.

(j)	to review legal and regulatory matters presented by counsel and the Fund’s independent accountants that may have a material impact on the Fund’s financial statements;

(k)	to establish and administer policies and procedures relating to: (i) the hiring of employees or former employees of the Fund’s independent accountants; and (ii) the resolution of any disagreements between Fund management and the Fund’s independent accountants regarding accounting and/or financial reporting policies and procedures;

(l)	to consider with the Fund’s independent accountants their comments with respect to the quality and adequacy of the Fund’s accounting and financial reporting policies, practices and internal controls and management’s responses thereto, including, without limitation, the effect on the Fund of any recommendation of changes in accounting principles or practices by management or the independent accountants;

(m)	to receive and consider reports from the Fund’s independent accountants regarding: (i) all critical accounting policies and practices to be used; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with Fund management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountants; and (iii) other material written communications between the independent accountants and Fund management, such as any management letter or schedule of unadjusted differences;

(n)	to receive reports from the principal executive officer and the principal financial officer, or persons performing similar functions, regarding: (i) all significant deficiencies in the design or operation of Fund internal controls that could adversely affect the Fund’s ability to record, process, summarize, and report financial data and have identified for Fund’s independent accountants any material weaknesses in internal controls; (ii) any fraud, whether or not material, that involves Fund management or other employees who have a significant role in the Fund’s internal controls; and (iii) whether or not there were significant changes in the Fund’s internal controls or in other factors that could significantly affect the Fund’s internal controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses;

(o)	to establish procedures for: (i) the receipt, retention, and treatment of complaints received by the Fund regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission of concerns regarding questionable accounting or auditing matters;

(p)	to discuss with Fund management and the Fund’s independent auditors policies with respect to risk assessment and risk management and the quality and adequacy of the Fund’s internal controls and processes that could materially affect the Fund’s financial statements and financial reporting;

(q)	to assist the Fund, if necessary, in preparing any written affirmation or written certification required to be filed with any stock exchange on which Fund shares are listed;

(r)	to review and reassess the adequacy of this Charter on an annual basis and recommend any changes to the Board of Directors; and

(s)	to perform such other functions consistent with this Audit Committee Charter, the Fund’s Articles of Incorporation, the Fund’s By-laws, and applicable law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

In fulfilling their responsibilities under this Audit Committee Charter, it is recognized that members of the Audit Committee are not full-time employees of the Fund. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures. Each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations inside and outside the Fund from which the Audit Committee receives information and (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations, absent actual knowledge to the contrary (which actual knowledge shall be promptly reported to the Board of Directors).

Fund management is responsible for maintaining appropriate systems for accounting. The Fund’s independent accountants are responsible for conducting a proper audit of the Fund’s financial statements and are ultimately accountable to the Audit Committee. The Audit Committee has the ultimate authority and responsibility to select (subject, if applicable, to shareholder approval) and evaluate the Fund’s independent accountants, to determine the compensation of the Fund’s independent accountants and, where appropriate, to replace the Fund’s independent accountants.

IV.    Meetings

The Audit Committee shall meet regularly with the Fund’s independent accountants (outside the presence of Fund management) and at least once annually with the representatives of Fund management responsible for the financial and accounting operations of the Fund. The Audit Committee shall hold special meetings at such limes as the Audit Committee believes appropriate. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in such meeting can hear each other.

V.    Assistance from Fund Management; Authority to Engage Advisers; Funding

The appropriate officers of the Fund shall provide or arrange to provide such information, data and services as the Audit Committee may request. The Audit Committee shall have the power and authority to take all action it believes necessary or appropriate to discharge its responsibilities, including the power and authority to retain independent counsel and other advisers. The Fund shall provide for appropriate funding, as determined by the Audit Committee as a committee of the Board of Directors, for payment of compensation to: (i) the Fund’s independent accountants and (ii) any advisers employed by the Audit Committee under this Section V.

APPENDIX B

INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT

Agreement, dated as of March 1, 2004 between THE CHINA FUND, INC., a Maryland corporation (the “Fund”), and Martin Currie Inc., a company incorporated in Scotland, and regulated in the conduct of its investment business by the Financial Services Authority of the United Kingdom, the regulator for financial services institutions in the United Kingdom (the “FSA”) (the “Investment Manager”).

WHEREAS, the Fund is a closed-end, non-diversified management investment company registered under the U.S. Investment Company Act of 1940, as amended (the “1940 Act”), shares of common stock of which are registered under the Securities Act of 1933, as amended; and

WHEREAS, the Fund’s investment objective is long-term capital appreciation which it seeks to achieve by investing primarily in equity securities of China companies (as that term is defined in the Prospectus, dated July 10, 1992 (the “Prospectus”) contained in the Fund’s Registration Statement on Form N-2 (File No. 33-47965) (the “Registration Statement”)). The Fund is also permitted to invest, pursuant to an amendment to the Fund’s investment policies adopted by the Fund’s Board of Directors, up to 10% of its net assets in companies located in Taiwan; and

WHEREAS, the Fund and Martin Currie Global Investors Ltd. are party to an Investment Advisory and Management Agreement dated as of June 30, 2001 (the “Original Agreement”) and the parties now wish to terminate the Original Agreement and enter into this Agreement; and

WHEREAS, the Fund desires to retain the Investment Manager to render investment management services with respect to the Fund’s assets other than those Fund assets invested in direct investments (as that term is defined below), and the Investment Manager is willing to render such services.

NOW, THEREFORE, in consideration of the mutual covenants hereafter contained, it is hereby agreed by and between the parties hereto as follows:

1. Appointment of Investment Manager.

(a) The Fund hereby employs the Investment Manager for the period and on the terms and conditions set forth herein, subject at all times to the supervision of the Board of Directors of the Fund, to:

i. Other than with respect to the portion of the Fund’s assets invested in direct investments, make all investment decisions for the assets of the Fund (the “Listed Assets”) and to manage the investment and reinvestment of the Listed Assets in accordance with the investment objective and policies of the Fund set forth in the Fund’s Prospectus, and as such investment objective and policies are amended from time to time by the Fund’s Board of Directors, and subject always to the restrictions of the Fund’s Articles of Incorporation and By-Laws, as amended or restated from time to time, the provisions of the 1940 Act. Should the Board of Directors for the Fund at any time make any definite determination as to investment policy and notify the Investment Manager thereof, the Investment Manager shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked. The Investment Manager shall vote the Fund’s proxies in connection with its direct investments, in accordance with the Fund’s proxy voting policies which may be amended from time to time by the Board and communicated to the Investment Manager. The Investment Manager shall make such reports to the Board concerning such proxy voting as the Board may deem necessary or advisable. It is understood and acknowledged that no assurance has been or can be provided that the investment objective of the Fund can or will be achieved. The Investment Manager shall take, on behalf of the Fund, all actions which it deems necessary to implement the investment policies of the Fund applicable to the Fund’s Listed Assets and, with respect to the Fund’s Listed Assets, to place all orders for the purchase or sale of portfolio securities for the Fund with brokers or dealers selected by it, and in connection therewith, the Investment Manager is authorized as agent of the Fund to give instructions to the custodians from time to time of the Fund’s Listed Assets as to deliveries of securities and payments of cash for the account of the Fund. In connection with the selection of such brokers or dealers and the placing of such orders, the Investment Manager is directed at all times to seek to use its best efforts to obtain for the Fund the most favorable net results available (“best execution”). In using its best efforts to obtain for the Fund best execution, the Investment Manager shall consider all factors it deems relevant, including, by way of illustration, price, the size of the transaction, the nature of the market security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker or dealer involved and the quality of service rendered by the broker or dealer in other transaction. Subject to such policies as the Fund may communicate to the Investment Manager in writing, the Investment Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement solely by reason of its having caused the Fund to pay a broker or dealer that provides brokerage and research services to the Investment Manager or its affiliates an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Investment Manager determines in good faith that such amount of commission was reasonable. Subject to these requirements and the provision of the 1940 Act, the U.S. Securities Exchange Act of 1934 and any other applicable provisions of law, nothing shall prohibit the Investment Manager from selecting brokers or dealers with which it or the Fund is affiliated;

ii. Prepare and make available to the Fund pertinent research and statistical data; and

iii. Maintain or cause to be maintained for the Fund all books and records required under the 1940 Act, to the extent that such books and records are not maintained or furnished by administrators, custodians or other agents of the Fund.

(b) The Investment Manager accepts such appointment and agrees during the term of this Agreement to render such services, to permit any of its directors, officers or employees to serve without compensation as directors or officers of the Fund if elected to such positions and to assume the obligations herein for the compensation herein provided. The Investment Manager shall for all purposes herein provided be deemed to be an independent contractor, and unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

(c) The Fund and the Investment Manager hereby acknowledge that the Fund has allocated 25% of the net proceeds of the Offering (as defined in the Prospectus) less 25% of the aggregate repurchase price of any shares of the Fund’s Common Stock repurchased by the Fund to direct investments; provided, however, that such allocation shall be subject to review and modification by the Board of Directors of the Fund (the “Direct Investment Amount”). The portion of the Direct Investment Amount as is actually invested in direct investments shall be managed by such entity as may be appointed by the Fund to manage the assets of the Fund other than the Listed Assets (the “Direct Investment Manager”) in accordance with the terms of a separate investment management and advisory services agreement entered into by and between the Fund and the Direct Investment Manager (the “Direct Investment Management Agreement”). The portion of the Direct Investment Amount as is not actually invested in direct investments shall be treated as Listed Assets to be managed by the Investment Manager pursuant to the terms of this Agreement. For purposes of the Agreement, a “direct investment” is any investment made under the direction of the Direct Investment Manager, which as of the date of this Agreement, consists of Captive Finance Limited, Tomoike Industrial Limited, and Siu Fung Ceramics Concepts Ltd. Whenever the Direct Investment Manager shall recommend the investment of Fund assets in a direct investment, the Direct Investment Manager shall notify the Investment Manager as to the amount of Fund assets sought to be invested in such direct investment, and the Investment Manager shall, within ten business days thereafter (or such other period of time as the Fund may direct in writing, but such period may not be less than 10 business days), liquidate sufficient portfolio securities to realize such amount and make the net proceeds thereof available for investment in such direct investment. Upon the sale of a direct investment, the Direct Investment Manager shall make the net proceeds thereof available as soon as reasonably practicable for investment pursuant to this Agreement by the Investment Manager.

2. Compensation.    For the services and facilities described in Section 1, the Fund agrees to pay in United States dollars to the Investment Manager, a fee in accordance with the schedule set forth as Exhibit A hereto. For the month and year in which this Agreement becomes effective or terminates, there shall be an appropriate proration on the basis of the number of days that this Agreement is in effect during such month and year, respectively.

3. Investment in Fund Stock.    The Investment Manager agrees that it will not make a short sale of any capital stock of the Fund, or purchase any share of the capital stock of the Fund.

4. Non-Exclusivity of Services.    Nothing herein shall be construed as prohibiting the Investment Manager or any of its affiliates from providing investment advisory services to, or entering into investment advisory agreements with, any other clients (including other registered investment companies), including clients which may invest in Chinese equity securities, so long as the Investment Manager’s services to the Fund pursuant to this Agreement are not materially impaired thereby. The Investment Manager is not obligated to purchase or sell for the Fund any security which the Investment Manager or its affiliates may purchase or sell for their own accounts or other clients.

5. Standard of Care; Indemnification.    The Investment Manager may rely on information reasonably believed by it to be accurate and reliable. Neither the Investment Manager nor its officers, directors, employees, agents or controlling persons (as defined in the 1940 Act) shall be subject to any liability for any act or omission, error of judgment or mistake of law, or for any loss suffered by the Fund, in the course of, connected with or arising out of any services to be rendered hereunder, except by reason of willful misfeasance, bad faith or gross negligence on the part of the Investment Manager in the performance of its duties or by reason of reckless disregard on the part of the Investment Manager of its obligations and duties under this Agreement. Any person, even though also employed by the Investment Manager, who may be or become an employee of the Fund shall be deemed, when acting within the scope of his employment by the Fund, to be acting in such employment solely for the Fund and not as an employee or agent of the Investment Manager. In no event will the Investment Manager have any responsibility for any portion of the Fund other than the Listed Assets or for the acts or omissions of the Direct Investment Manager or any other adviser of the Fund. In particular, the Investment Manager shall have no responsibility for the Fund’s being in violation of any applicable law or regulation or investment policy or restriction or instruction applicable to the Fund as a whole or for the Fund’s failing to qualify as a regulated investment company under the Internal Revenue Code of 1986, as amended (the “Code”), if the Fund’s holding of the Listed Assets is such that the Listed Assets would not be in such violation or if the Fund would not fail to qualify if the Listed Assets were deemed a separate series of the Fund or a separate “regulated investment company” under the Code.

The Fund agrees to indemnify and hold harmless the Investment Manager, its officers, directors, employees, agents, shareholders, controlling persons or other affiliates (each an “Indemnified Party”), for any losses, costs and expenses incurred or suffered by any Indemnified Party arising from any action, proceeding or claims which may be brought against such Indemnified Party in connection with the performance or non-performance in good faith of its functions under this Agreement, except losses, costs and expenses resulting from willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party’s duties or from reckless disregard on the part of such Indemnified Party of such Indemnified Party’s obligations and duties under this Agreement.

6. Allocation of Charges and Expenses.

(a) The Investment Manager shall assume and pay for maintaining its staff and personnel, and shall at its own expense provide the equipment, office space and facilities, necessary to perform its obligations hereunder. The Investment Manager shall pay the salaries and expenses of such of the Fund’s officers and employees and any fees and expenses of such of the Fund’s Directors who are directors, officers or employees of the Investment Manager or any of its affiliates, provided, however, that the Fund, and not the Investment Manager, shall bear travel expenses or an appropriate fraction thereof of Directors and officers of the Fund who are directors, officers or employees of the Investment Manager to the extent that such expenses relate to attendance at meetings of the Board of Directors of the Fund or any committee thereof and provided, further, that such expenses are incurred in accordance with the Fund’s travel policy.

(b) In addition to the fee of the Investment Manager, the Fund shall assume and pay the following expenses: fees of the Direct Investment Manager; legal fees and expenses of counsel to the Fund; auditing and accounting expenses; taxes and governmental fees; New York Stock Exchange listing fees; dues and expenses incurred in connection with membership in investment company organizations; fees and expenses of the Fund’s custodian, sub-custodian, transfer agents and registrars; fees and expenses with respect to administration, except as may be herein expressly provided otherwise; expenses for portfolio pricing services by a pricing agent, if any; expenses of preparing share certificates and other expenses in connection with the issuance, offering and underwriting of shares issued by the Fund; expenses relating to investor and public relations; expenses of registering or qualifying securities of the Fund for public sale; freight, insurance and other charges in connection with the shipment of the Fund’s portfolio securities; brokerage commissions or other costs of acquiring or disposing of any portfolio holding of the Fund; expenses of preparation and distribution of reports, notices and dividends to shareholders; expenses of the Fund’s dividend reinvestment and cash purchase plan; costs of stationery; any litigation expenses; and costs of stockholder’s and other meetings.

7. Potential Conflicts of Interest.

(a) Subject to applicable statutes and regulations, it is understood that directors, officers or agents of the Fund are or may be interested in the Investment Manager as directors, officers, employees, agents, shareholders or otherwise, and that the directors, officers, employees, agents or shareholders of the Investment Manager may be interested in the Fund as a director, officer, agent or otherwise.

(b) If the Investment Manager considers the purchase or sale of securities for the Fund and other advisory clients of the Investment Manager at or about the same time, transactions in such securities will be made for the Fund and such other clients in accordance with the Investment Manager’s trade allocation procedures, as may be amended from time to time and approved by the Board of Directors of the Fund.

8. Compliance with FSA requirements.    In order for the Investment Manager to comply with the requirements of the FSA, the Fund and the Investment Manager will execute a Terms of Business Letter, as such term is defined under the FSA rules. The Terms of Business Letter will serve as the Fund’s acknowledgement that the Investment Manager has made to the Fund certain prescribed disclosures as required by the FSA.

9. Duration and Termination.

(a) This Agreement shall be effective for a period of two years from the date hereof and will continue in effect from year to year thereafter, provided that such continuance is specifically approved at least annually by (i) a majority of the members of the Fund’s Board of Directors who are neither parties to this Agreement nor interested persons of the Fund or of the Investment Manager or of any entity regularly furnishing investment advisory services with respect to the Fund pursuant to an agreement with the Investment Manager, cast in person at a meeting called for the purpose of voting on such approval, and (ii) separately by the Fund’s Board of Directors (all Directors voting) or by vote of a majority of the Fund’s outstanding voting securities.

(b) This Agreement may nevertheless be terminated at any time, without payment of penalty by the Investment Manager or by the Fund acting pursuant to a vote of its Board of Directors or by vote of a majority of the Fund’s outstanding securities upon sixty (60) days’ written notice. This Agreement shall automatically be terminated in the event of its assignment, provided, however, that a transaction which does not, in accordance with the 1940 Act, result in a change of actual control or management of the Investment Manager’s business shall not be deemed to be an assignment for the purposes of this Agreement. This Agreement shall also be automatically terminated if the Investment Manager ceases to be a member of the FSA or any successor organization. In addition, this Agreement shall be terminated upon proper notice if the Investment Manager is required to terminate the Agreement on the FSA’s instructions.

(c) Termination of this Agreement shall not (i) affect the right of the Investment Manager to receive payments of any unpaid balance of the compensation described in Section 2 earned prior to such termination, or (ii) extinguish the Investment Manager’s right of indemnification under Section 5.

As used herein, the terms “interested person,” “assignment,” and “vote of a majority of the outstanding voting securities” shall have the meanings set forth in the 1940 Act.

10. Amendment.    This Agreement may be amended by mutual agreement if required by the 1940 Act or other applicable law, provided, that, any such amendment shall only become effective after the affirmative vote of (i) the holders of a majority of the outstanding voting securities of the Fund, and (ii) a majority of the members of the Fund’s Board of Directors who are not interested persons of the Fund or of the Investment Manager, cast in person at a meeting called for the purpose of voting on such approval.

11. Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York, provided, however, that nothing herein shall be construed in a manner inconsistent with the 1940 Act.

12. Notices.    Any communication hereunder must be in writing and must be made by letter, telex or facsimile. Any communication or document to be made or delivered by one person to another pursuant to this Agreement shall (unless that other person has by fifteen (15) days’ notice to the other specified another address) be made or delivered to that other person at the following relevant address:

If to the Investment Manager:

Martin Currie Inc.

Saltire Court

20 Castle Terrace

Edinburgh

EH12ES

Attention: Julian Livingston

Telephone No.: 44-131-229-5252

Facsimile No.: 44-131-222-2553

With copies to:

Ropes and Gray

One International Place

Boston, MA 02110

Attention: J.B. Kittredge, Jr.

Telephone No.: 617-951-7000

Facsimile No.: 617-951-7050

If to the Fund:

The China Fund, Inc.

c/o State Street Bank and Trust Company

P.O. Box 1713

Boston, Massachusetts 02105

Attention: Ann Casey

Telephone No.: 617-662-2797

Facsimile No.: 617-662-3732

With copies to:

Clifford Chance US LLP

200 Park Avenue

New York, New York 10166-0153

Attention: Leonard Mackey, Esq.

Telephone No.: 212-878-8000

Facsimile No.: 212-878-8375

and shall, if made by letter, be deemed to have been received when delivered by hand or if sent by mail within two days if both the sender and the addressee are in Edinburgh and within 10 days if the sender and/or the addressee are outside Edinburgh and the letter is sent by prepaid airmail, and shall if made by telex be deemed to have been received when acknowledged by the addressee’s correct answer back code, and shall, if sent by facsimile, be deemed to have been received upon production of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient and provided that a hard copy of the notice so served by telex or facsimile was posted that same days as the notice was served by electronic means.

13. Jurisdiction.    Each party hereto irrevocably agrees that any suit, action or proceeding against either of the Investment Manager or the Fund arising out of or relating to this Agreement shall be subject exclusively to the jurisdiction of the United States District Court for the Southern District of New York or the Supreme Court of the State of New York, New York County, and each party hereto irrevocably submits to the jurisdiction of each such court in connection with any such suit, action or proceeding. Each party hereto waives any objection to the laying of venue of any such suit, action or proceeding in either such court, and waives any claim that such suit, action or proceeding has been brought in an inconvenient forum. Each party hereto irrevocably consents to service of process in connection with any such suit, action or proceeding by mailing a copy thereof in English by registered or certified mail, postage prepaid, to their respective addresses as set forth in the Agreement.

14. Representation and Warranty of the Investment Manager.    The Investment Manager represents and warrants that it is duly registered as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended, and that it will use its reasonable efforts to maintain effective such registration during the term of this Agreement.

15. Representation and Warranty of the Fund.    The Fund represents and warrants that it has full legal right to enter into this Agreement and to perform the obligations hereunder and that it has obtained all necessary consents and approvals to enter into this Agreement.

16. Provision of Certain Information by the Fund.    The Fund shall furnish the Investment Manager with copies of the Fund’s Articles of Incorporation, By-laws and Registration Statement on Form N-2, as amended or restated from time to time, any press releases made by the Fund and any reports made by the Fund to its shareholders, as soon as practicable after such documents become available. The Fund shall not be bound by the terms of these documents until delivered to the Investment Manager in accordance with Section 11 herein. The

Fund shall furnish the Investment Manager with any further documents, materials or information that the Investment Manager may reasonably request to enable it to perform its duties pursuant to this Agreement.

17. Original Agreement Terminated.    The Original Agreement is terminated as of the date hereof; provided that the Investment Manager under the Original Agreement shall be entitled to receive all fees and other amounts as shall have accrued through the date hereof.

18. Press Releases, Reports, Other Disclosures.    Any reports, press releases or other disclosures made by the Fund which contain statements of the Direct Investment Manager about the Investment Manager or about the management of assets by the Investment Manager shall be subject to the prior approval of the Investment Manager.

19. Severability.    If any provision of the Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, such finding shall not affect the validity or enforceability of the remaining portions of this Agreement.

20. Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

21. Captions.    The captions in this Agreement are included for convenience of reference only and in no way define any of the provisions hereof or otherwise affect their construction or effect.

IN WITNESS WHEREOF, the parties have executed this Agreement by their officers thereunto duly authorized as of the day and year first written above.

THE CHINA FUND, INC.

By:

Name:
Title:

MARTIN CURRIE INC.

By:

Name:
Title:

EXHIBIT A

The Investment Manager shall receive a fee for its services under the Agreement, computed weekly and payable monthly, at the annual rates as set forth below:

—	0.70% of the first $400,000,000 of the Fund’s average weekly net assets consisting of Listed Assets; and

—	0.50% of the Fund’s average weekly net assets for all Listed Assets in excess of $400,000,000.

The net asset value of the Listed Assets shall be determined in the manner provided in the Fund’s Registration Statement on Form N-2.